UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2008

VCG Holding Corp.

(Exact name of registrant as specified in its charter)

Colorado	001-32208	84-1157022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

390 Union Boulevard, Suite 540 Lakewood, Colorado	80228
(Address of Principal Executive Offices)	(Zip Code)

(303) 934-2424

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 14, 2008, VCG Holding Corp. (the “Company”) issued a press release entitled: “VCG Holding Corp. Announces 2007 Fourth-Quarter and Full-Year Financial Results” announcing its financial results for the quarter and fiscal year ended December 31, 2007. A copy of the April 14, 2008 press release is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 of this report shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 7.01 Regulation FD Disclosure.

On April 15, 2008, the Company issued a press release entitled: “VCG Holding Corp. Completes the Acquisition of Jaguar’s Gold Club in Dallas, Updates 2008 Earnings Guidance” announcing the acquisition of Jaguar’s Gold Club in Dallas, Texas (which acquisition will be described on a Form 8-K filed separately) and providing further earnings guidance for the fiscal year ending December 31, 2008. A copy of the April 15, 2008 press release is furnished herewith as Exhibit 99.2.

In addition, on April 15, 2008, the Company presented to participants of its earnings call for the quarter and fiscal year ended December 31, 2007 a presentation entitled: “2007 Year End Presentation.” The presentation is furnished herewith as Exhibit 99.3.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this report shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Identification of Exhibits
99.1	Press Release dated April 14, 2008

99.2	Press Release dated April 15, 2008

99.3	2007 Year End Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCG HOLDING CORP.

Date: April 15, 2008	By:	/s/ Troy H. Lowrie
Troy H. Lowrie
Chairman of the Board and Chief Executive Officer